UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011 (December 19, 2011)

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We previously filed a Current Report on Form 8-K on December 21, 2011 (the “Original Form 8-K”) reporting our acquisition of a ground leasehold interest in a three-story outpatient center located in Peoria, Illinois (the “Methodist North Medical Office Building”).  This Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

In evaluating the Methodist North Medical Office Building as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors, including location, demographics, credit quality of the tenants, duration of the in-place leases, strong occupancy and the fact that the overall rental rates are comparable to market rates, as well as expenses, including utility rates, ad valorem tax rates, maintenance expenses and the lack of required capital improvements.

We believe that the Methodist North Medical Office Building is well located, has acceptable roadway access and is well maintained. The Methodist North Medical Office Building is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Methodist North Medical Office Building could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Methodist North Medical Office Building, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a ground leasehold interest in a three-story outpatient center located in Peoria, Illinois (the “Methodist North Medical Office Building”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Methodist North Medical Office Building's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Methodist North Medical Office Building's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Methodist North Medical Office Building for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 20, 2012

THE METHODIST NORTH MEDICAL OFFICE BUILDING

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2011	December 31, 2010
	(Unaudited)
Revenues:
Rental income	$1,432	$1,801
Operating reimbursements	66	79
Total revenues	1,498	1,880

Certain expenses:
Ground rent	10	15
Other operating expenses	40	50
Utilities	5	8
Insurance	20	23
Total certain expenses	75	96
Revenues in excess of certain expenses	$1,423	$1,784

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE METHODIST NORTH MEDICAL OFFICE BUILDING

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2011 are unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a ground leasehold interest in a three-story outpatient center located in Peoria, Illinois (the “Methodist North Medical Office Building”) for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited). The Methodist North Medical Office Building was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on December 19, 2011, for $24.6 million. The Company acquired the property through a joint venture entity controlled by the Company's operating partnership pursuant to which the Company owns a 99% interest and the seller owns a 1% non-controlling interest. The joint venture agreement provides the seller no voting rights. The Methodist North Medical Office Building contains 73,302 rentable square feet and consists of an ambulatory surgery center, a radiological imaging center and an urgent care center.

The leases are net, whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenants are required to pay their pro-rata share of all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the Methodist North Medical Office Building was acquired from an unaffiliated party and (b) based on due diligence of the Methodist North Medical Office Building by the Company, management is not aware of any material factors relating to the Methodist North Medical Office Building that would cause this financial information not to be indicative of future operating results.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the interim periods results of operations are included. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $254,000 and $168,000 over the rent payments received in cash for the year ended December 31, 2010 and for the nine months ended September 30, 2011, respectively.

The Methodist North Medical Office Building is 100% leased to Methodist Services, Inc. The termination, delinquency or non-renewal of the Methodist Services, Inc. lease may have a material adverse effect on revenues. There were no other tenants occupying the Methodist North Medical Office Building as of September 30, 2011 and December 31, 2010.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3.	Future Minimum Lease Payments

At September 30, 2011, the Methodist North Medical Office Building was 100% leased under non-cancelable operating leases with a remaining lease term of 13.1 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

October 1, 2011 to December 31, 2011	$423
2012	1,721
2013	1,756
2014	1,791
2015	1,827
2016 and thereafter	18,439
Total	$25,957

4.	Ground Rent

The ground lease, which commenced in July 2008, has an initial term of 50 years that expires in July 2058, with two 25-year renewal options. The ground lease contains an annual contractual rental escalation of 2% through July 2023, at which point the Company has the option to (i) purchase the leased grounds at a mutually agreed upon fair market value, or (ii) continue to lease the grounds at an adjusted fair market value rate, escalating at 2% annually through the expiration of the lease. Ground rent expense includes the effect of amortizing the aggregate minimum lease payments from the date of acquisition through July 2023, upon which time rental payments are contingent. Amortization of the aggregate minimum lease payments resulted in an increase in ground rent expense of approximately $1,000 for the year ended December 31, 2010 and nine months ended September 30, 2011.

Future minimum lease payments through July 2023 are as follows (in thousands):

October 1, 2011 to December 31, 2011	$3
2012	14
2013	14
2014	14
2015	15
2016 and thereafter	120
Total	$180

5.	Subsequent Events

The Company has evaluated subsequent events through January 20, 2012, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2011
(In thousands)

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Methodist North Medical Office Building as of September 30, 2011. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of September 30, 2011, nor does it purport to present the future financial position of the Company.

	American Realty Capital Healthcare Trust, Inc. (1)	Methodist North Medical Office Building (2)	Pro Forma American Realty Capital Healthcare Trust, Inc.
Assets
Real estate investments, at cost:
Land	$6,248	$—	$6,248
Buildings, fixtures and improvements	52,394	21,917	74,311
Acquired intangible lease assets	10,802	2,708	13,510
Total real estate investments, at cost	69,444	24,625	94,069
Less: accumulated depreciation and amortization	(105)	—	(105)
Total real estate investments, net	69,339	24,625	93,964
Cash	2,815	—	2,815
Restricted cash	15	—	15
Prepaid expenses and other assets	893	17	910
Deferred financing costs, net	1,293	246	1,539
Total assets	$74,355	$24,888	$99,243

Liabilities and Equity
Notes payable	$2,500	$—	$2,500
Mortgage notes payable	48,100	13,544	61,644
Below market lease liabilities	557	—	557
Accounts payable and accrued expenses	1,132	—	1,132
Deferred rent and other liabilities	102	—	102
Distributions payable	134	—	134
Total liabilities	52,525	13,544	66,069
Preferred stock	—	—	—
Common stock	31	11	42
Additional paid-in capital	23,460	11,222	34,682
Accumulated deficit	(1,661)	—	(1,661)
Total stockholders' equity	21,830	11,233	33,063
Non-controlling interests	—	111	111
Total liabilities and equity	$74,355	$24,888	$99,243

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011:

(1) Reflects the Company's historical unaudited Balance Sheet as of September 30, 2011, as previously filed.

(2) Reflects the acquisition of the Methodist North Medical Office Building. The purchase price, excluding related expenses, was $24.6 million, which was funded through a combination of funds raised through common stock, a first mortgage note, the proceeds from which were net settled at acquisition and proceeds received from the joint venture partner.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which is approximately 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011, are presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Methodist North Medical Office Building as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2010 (in thousands):

	American Realty Capital Healthcare Trust, Inc. (1)	Methodist North Medical Office Building (2)	Pro Forma Adjustments Methodist North Medical Office Building		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$—	$1,801	$145	(3)	$1,946
Operating expense reimbursement	—	79	—		79
Total revenues	—	1,880	145		2,025
Operating expenses:
Property operating	—	96	—		96
General and administrative	1	—	—		1
Depreciation and amortization	—	—	1,378	(4)	1,378
Total operating expenses	1	96	1,378		1,475
Operating income (loss)	(1)	1,784	(1,233)		550
Interest expense	—	—	(588)	(5)	(588)
Net income (loss)	(1)	1,784	(1,821)		(38)
Income attributable to non-controlling interest	—	—	—	(6)	—
Net income (loss) attributable to stockholders	$(1)	$1,784	$(1,821)		$(38)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2011 (in thousands):

	American Realty Capital Healthcare Trust, Inc. (1)	Methodist North Medical Office Building (2)	Pro Forma Adjustments Methodist North Medical Office Building		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$368	$1,432	$27	(3)	$1,827
Operating expense reimbursement	80	66	—		146
Total revenues	448	1,498	27		1,973
Operating expenses:
Property operating	85	75	—		160
Acquisition and transaction related	1,309	—	—		1,309
General and administrative	251	—	—		251
Depreciation and amortization	105	—	1,033	(4)	1,138
Total operating expenses	1,750	75	1,033		2,858
Operating income (loss)	(1,302)	1,423	(1,006)		(885)
Interest expense	(129)	—	(441)	(5)	(570)
Net income (loss)	(1,431)	1,423	(1,447)		(1,455)
Income attributable to non-controlling interest	—	—	—	(6)	—
Net income (loss) attributable to stockholders	$(1,431)	$1,423	$(1,447)		$(1,455)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(1)	Reflects the Company's historical operations for the period indicated as previously filed.
(2)	Reflects the operations of the Methodist North Medical Office Building for the period indicated.
(3)	Represents adjustments to straight-line rent for lease terms as of the acquisition date.
(4)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which is approximately 13 years.

(5)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisitions had the properties been acquired at the beginning of the period. The Company financed a portion of the acquisitions with first mortgage non-recourse loans aggregating $13.5 million at an annual fixed interest rate of 3.93%.

(6)	Represents 1% of net income (loss) attributable to non-controlling interest holders which was immaterial for the year ended December 31, 2010 and nine months ended September 30, 2011.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $407,000 primarily representing acquisition fees to the advisor, legal fees and deed transfer fees for the acquisitions of the Methodist North Medical Office Building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: January 20, 2012	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer